UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________________

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[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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(4)	Date filed:_______________________________________________________________

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2014
To the Stockholders of Griffin Capital Essential Asset REIT, Inc.:
I am pleased to invite you to the annual meeting of stockholders of Griffin Capital Essential Asset REIT, Inc. The annual meeting will be held on June 12, 2014 at 10:00 A.M. (PDT), at the offices of Griffin Capital Essential Asset REIT, Inc., Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245, for the following purposes:

1.	to elect three directors, each for a term of one year; and

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.
Our board of directors has fixed March 31, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock on the record date are entitled to notice of and to vote at the annual meeting.
For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Joseph E. Miller, our Chief Financial Officer and Treasurer, via mail at Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245 or via telephone at (310) 469-6100.
Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.2voteproxy.com/griffin; or (3) by telephone at 1-800-830-3542. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.
You are cordially invited to attend the annual meeting. Your vote is very important.

By Order of the Board of Directors,
/s/ Kevin A. Shields
Kevin A. Shields
Chairman of the Board of Directors and
Chief Executive Officer
El Segundo, California
April 25, 2014

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Griffin Capital Essential Asset REIT, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 25, 2014. Our 2013 Annual Report to Stockholders will be included in the mailing of this proxy statement and proxy to our stockholders.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:
Our 2014 annual meeting of stockholders will be held on June 12, 2014 at 10:00 A.M. (PDT). The meeting will be held at the Company’s offices at Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect three directors for one-year terms expiring in 2015;

•	ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:
Stockholders of record on March 31, 2014, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had 98,102,029 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.2voteproxy.com/griffin; or

•	via telephone at 1-800-830-3542, you will be prompted to enter a control number that can be found on the Proxy Card.
Regardless of whether you intend to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxies be voted?

A:
Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors, and (2) the ratification of the appointment of Ernst & Young as our independent registered public accounting firm. If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	“FOR ALL” of the nominees to our board of directors; and

•	“FOR” the ratification of Ernst & Young as our independent registered public accounting firm.

Q:	How can I change my vote or revoke my proxy?

A:
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Griffin Capital Essential Asset REIT, Inc., Attention: Joseph E. Miller, Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:
Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of Ernst & Young as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Q:	What constitutes a “quorum”?

A:
The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:
We will bear the entire cost of the solicitation of proxies from our stockholders.  We have retained Boston Financial Data Services, Inc. to assist us in connection with the solicitation of proxies for the annual meeting.   Boston Financial Data Services, Inc. will be paid fees of approximately $68,000 plus out-of-pocket expenses, for its basic solicitation services, which include printing and review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities.  We also expect to incur approximately $28,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single set of any annual report and/or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Griffin Capital Essential Asset REIT, Inc., Attention: Joseph E. Miller, Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245 or call us at (310) 469-6100. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:
In order for a stockholder proposal to be properly submitted for presentation at our annual meeting next year, we must receive written notice of the proposal at our executive offices during the period beginning on December 26, 2014 and ending January 25, 2015. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 26, 2014. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Griffin Capital Essential Asset REIT, Inc., Attention: Joseph E. Miller, Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245 or call us at (310) 606-5900. For additional information, see the “Stockholder Proposals” section in this proxy statement.

CERTAIN INFORMATION ABOUT MANAGEMENT
Board of Directors
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of Kevin A. Shields, our Chief Executive Officer, and two independent directors, Gregory M. Cazel and Timothy J. Rohner, each of whom have been nominated by our board of directors for reelection to serve until our 2015 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.
Leadership Structure
Kevin A. Shields serves as the Chairman of the board of directors, as well as our Chief Executive Officer. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, at this time, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.
Meetings of our Board of Directors
During 2013, our board of directors held 16 meetings, and each of our three directors attended all 16 meetings.
Director Independence
While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the NASAA Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Rohner and Cazel both meet the relevant definition of “independent.”
Stockholder Communications with Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.
Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders. All of our directors attended our 2013 annual meeting.

Risk Management Role
As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The board of directors’ risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.
Code of Ethics
Our board of directors adopted a Code of Ethics and Business Conduct on December 1, 2009, which was amended and restated on October 30, 2013 (the “Code of Ethics”), contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors, and employees and officers of our advisor, Griffin Capital Essential Asset Advisor, LLC (“Advisor”), and its affiliates, who perform material functions for us. We make sure that each individual subject to the Code of Ethics acknowledges reviewing and receipt thereof. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Governance” section of our website, http://www.griffincapital.com.
Audit Committee
General
Our Audit Committee adopted a charter on October 28, 2009, which was amended and restated on October 30, 2013 (the “Audit Committee Charter”), and was ratified by our board of directors. A copy of our Audit Committee Charter is included as “Appendix A” to this proxy statement. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.
The members of the Audit Committee are our two independent directors, Gregory M. Cazel and Timothy J. Rohner, with Mr. Rohner serving as Chairman of the Audit Committee. We have no “audit committee financial expert” (as such term is defined in Item 407(d)(5)(ii) of Regulation S-K). We believe the cost to retain a financial expert at this time is prohibitive. However, our board of directors believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Audit Committee held four meetings during 2013, and Messrs. Rohner and Cazel attended all four meetings.
Relationship with Principal Auditor
Overview
During the year ended December 31, 2013, Ernst & Young served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation. The Audit Committee currently anticipates that it will engage Ernst & Young as our independent auditor to audit our financial statements for the year ending December 31, 2014, subject to agreeing on fee estimates for the audit work. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.
A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young in the year ended December 31, 2013 were pre-approved in accordance with the policies set forth above.
Fees Paid to Principal Auditor
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of our annual financial statements, for the years ended December 31, 2013 and 2012, respectively, are set forth in the table below.

	2013	2012
Audit Fees	$ 484,108	$ 391,727
Audit-Related Fees	51,500	23,000
Tax Fees	155,196	148,817
All Other Fees	-	-
Total	$ 690,804	$ 563,544
For purposes of the preceding table, the professional fees are classified as follows:

•
Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•
Tax Fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees - These are fees for other permissible services that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.
Audit Committee Report
Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of two independent directors and met four times during the year-ended December 31, 2013. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year-ended December 31, 2013 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 16, “Communications with Audit Committees”, issued by the Public Company Accounting Oversight Board. The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year-ended December 31, 2013 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2013 for filing with the SEC.
Timothy J. Rohner (Chairman)
Gregory M. Cazel
March 3, 2014
The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
General
Our Nominating and Corporate Governance Committee adopted a charter on December 1, 2009 (the “Nominating and Corporate Governance Committee Charter”), which was ratified by our board of directors. A copy of our Nominating and Corporate Governance Committee Charter is included as “Appendix B” to this proxy statement. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.
The members of the Nominating and Corporate Governance Committee are our two independent directors, Gregory M. Cazel and Timothy J. Rohner, with Mr. Cazel serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings during 2013, and Messrs. Cazel and Rohner attended both meetings.
Board of Directors Membership Criteria and Director Selection
The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.
While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our

Chief Executive Officer. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 13 through 16, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered Kevin A. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industry, Gregory M. Cazel’s decades of experience in the mortgage industry and the over 25 years of business consulting and advisory experience of Timothy J. Rohner in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Cazel and Rohner relative to the needs of the committees of our board of directors in determining to recommend them for nomination.
Corporate Governance
Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.
The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, shall be incorporated into the written guidelines.
Periodic Evaluations
The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our board of directors, each of the other committees of our board of directors and management.
Conflicts of Interest
The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

◦	the second amended and restated advisory agreement, as amended (“Advisory Agreement”), with our Advisor;

◦	property management agreements (“Property Management Agreements”) with our property manager, Griffin Capital Essential Asset Property Management, LLC (“Property Manager”); and

◦	the dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, Griffin Capital Securities, Inc. (“Dealer Manager”);

•	property contribution transactions that involve affiliates;

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.
Compensation Committee
General
We established a Compensation Committee in January 2014. The primary focus of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to officer and director compensation. Prior to the establishment of the Compensation Committee, our board of directors fulfilled all of the responsibilities with respect to officer and director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.
The members of the Compensation Committee are our two independent directors, Gregory M. Cazel and Timothy J. Rohner, with Mr. Rohner serving as Chairman of the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2013, decisions regarding officer and director compensation were made by Messrs. Rohner and Cazel, our independent directors, and Mr. Shields, our Chief Executive Officer and Chairman of the board of directors. None of our executive officers or directors had relationships in the year ended December 31, 2013 that would require disclosure as a “compensation committee interlock” or “insider participation.”
Compensation Discussion and Analysis - Executive Compensation
We do not compensate our executive officers, including Kevin A. Shields, the Chairman of the board of directors and our Chief Executive Officer, for services rendered to us.  We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation and approve all equity-based rewards. Our executive officers also are officers of our Advisor and its affiliates, and are compensated by such entities for their services to us.  We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. None of these reimbursements to our Advisor include reimbursements of salaries of our executive officers.
Compensation Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has determined that the Compensation Discussion and Analysis - Executive Compensation be included in this proxy statement.
Gregory M. Cazel (Chairman)
Timothy J. Rohner
March 3, 2014
The preceding Compensation Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Director Compensation
Summary
The following table provides a summary of the compensation earned by our directors for the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Kevin A. Shields	-	-	-	-	-	-	-
Gregory M. Cazel	$43,500	-	-	-	-	-	$43,500
Timothy J. Rohner	$44,500	-	-	-	-	-	$44,500
Total	$88,000						$88,000
As noted above, our board of directors fulfills all of the responsibilities with respect to employee, officer and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees. Each non-employee independent director received compensation for services on our board of directors and its committees as provided below.
Cash Compensation to Directors
We paid each of our independent directors a retainer of $30,000 for the year ended December 31, 2013, plus $1,000 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the Chairman of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairman of any other committee at each of such committee’s meetings) and $1,000 for each regularly scheduled meeting they attended by telephone ($250 for special board of directors meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the Chairman of the Audit Committee if there was a meeting of such committee).
On March 3, 2014, the Compensation Committee recommended and the board of directors approved an increase in the cash compensation of our independent directors, effective for the year ended December 31, 2014. The independent directors will be paid a retainer of $40,000 per year plus $1,000 for each board of directors or committee meeting the independent director attends in person or by telephone ($2,000 for attendance by the Chairman of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairman of any other committee at each of such committee’s meetings). In the event there are multiple meetings of our board of directors and one or more committees in a single day, the fees will be limited to $3,000 per day ($3,500 for the Chairman of the Audit Committee if there is a meeting of such committee).
All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.
Employee and Director Long-Term Incentive Plan Awards to Independent Directors
The Plan was approved and adopted prior to the commencement of our ongoing initial public offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights and other equity-based awards, including, but not limited to, restricted stock. As of the year ended December 31, 2013, we had not issued shares pursuant to the Plan.
Pursuant to the Plan, we issued 5,000 shares of restricted stock to each independent director on March 3, 2014, which are fully vested (the “Initial Restricted Stock Awards”). We will also issue additional awards of 1,000 shares of restricted stock to each independent director upon each of their re-elections to our board of directors, which will generally vest ratably over a period of three years from the date of re-election (the “Annual Restricted Stock Awards”). The Annual Restricted Stock Awards will immediately vest in the event of certain liquidation events, as defined in the Annual Restricted Stock Awards.  Both independent directors have received a total of 5,000 shares of restricted stock as of the date hereof. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of March 31, 2014, approximately 9,839,245 shares were available for future issuance under the Plan. The term of the Plan is ten years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, our Compensation Committee, may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
In the event that our Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
Executive Officers and Directors
Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for reelection at the 2014 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
Kevin A. Shields	55	Chairman of the Board of Directors and Chief Executive Officer	8/2008 - present
David C. Rupert	57	President	7/2012 - present
Michael J. Escalante	53	Vice President and Chief Investment Officer	8/2008 - present
Joseph E. Miller	50	Chief Financial Officer and Treasurer	8/2008 - present
Mary P. Higgins	54	Vice President, General Counsel and Secretary	8/2008 - present
Don G. Pescara	51	Vice President - Acquisitions	8/2008 - present
Julie A. Treinen	54	Vice President - Asset Management	8/2008 - present
Gregory M. Cazel	51	Independent Director	2/2009 - present
Timothy J. Rohner	52	Independent Director	4/2009 - present
Kevin A. Shields, our Chief Executive Officer and the Chairman of our board of directors, has been an officer and director since our initial formation. Mr. Shields is also the Chairman, Chief Executive Officer and sole stockholder of our Sponsor, which he founded in 1995, and which is the sole stockholder of our Dealer Manager, and has been the President of our Advisor since its formation in August 2008. Mr. Shields also currently serves as Chief Executive Officer and Chairman of the board of directors of Griffin Capital Essential Asset REIT II, Inc., a newly formed company in registration with the Securities and Exchange Commission that expects to be a public non-traded REIT sponsored by our Sponsor, and has held these positions since November 2013. He also serves as a non-voting special observer of the board of directors and member of the investment committee of Griffin-American Healthcare REIT II, Inc., a public non-traded REIT co-sponsored by our Sponsor. Before founding our Sponsor, from 1993 to 1994, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product with a particular emphasis on sub-investment grade lessees. While there, he consummated the first securitized forward lease bond financing for a sub-investment grade credit tenant. From 1992 to 1993, Mr. Shields was the President and Principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in Finance and Real Estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Capital Securities, Inc., our Dealer Manager, and holds Series 7, 63, 24 and 27 licenses, and is also a licensed California Real Estate Broker. Mr. Shields is a full member of the Urban Land Institute, a member of the Policy Advisory Board for the Fisher Center for Real Estate, the Chair Elect of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
David C. Rupert is our President, a position he has held since July 2012. Mr. Rupert also serves as the President of Griffin Capital Essential Asset REIT II, Inc., a position he has held since November 2013, and as President of our Sponsor, having re-joined our Sponsor in September 2010. Mr. Rupert’s 30 years of commercial real estate and finance experience includes over $4 billion of transactions executed on four continents: North

America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009 Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our Sponsor from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University’s Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his MBA from Harvard in 1986.
Michael J. Escalante is our Vice President and Chief Investment Officer, and has held these positions since our formation. Mr. Escalante is also Chief Investment Officer of our Advisor and has served as our Sponsor’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante currently serves as Vice President and Chief Investment Officer of Griffin Capital Essential Asset REIT II, Inc., and has held these positions since November 2013. With more than 25 years of real estate related investment experience, he has been responsible for completing in excess of $4.0 billion of commercial real estate transactions throughout the Western U.S. Prior to joining our Sponsor in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an MBA from the University of California at Los Angeles, and a B.S. in Commerce from the University of Santa Clara, which is located in California. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
Joseph E. Miller is our Chief Financial Officer and Treasurer. Mr. Miller has been our Chief Financial Officer and Treasurer since our formation. Mr. Miller is also our Advisor’s Chief Financial Officer and has served as our Sponsor’s Chief Financial Officer since February 2007, where he is responsible for all of our Sponsor’s and Advisor’s accounting, finance, information technology systems and human resources functions. Mr. Miller also currently serves as Chief Financial Officer and Treasurer of Griffin Capital Essential Asset REIT II, Inc., and has held these positions since November 2013. Mr. Miller has more than 20 years of real estate experience in public accounting and real estate investment firms. Prior to joining our Sponsor, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an MBA from the University of Southern California.
Mary P. Higgins is our Vice President, General Counsel and Secretary and has been with us since our formation. Ms. Higgins is also the Vice President, General Counsel and Secretary of our Advisor and the Vice President, General Counsel and Secretary of our Sponsor. Ms. Higgins has also served as Vice President, General Counsel and Secretary of Griffin Capital Essential Asset REIT II, Inc. since November 2013. Prior to joining our Sponsor in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been our Sponsor’s primary real estate transaction counsel for more than 10 years and has worked together with our Sponsor’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated tenant development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins is the author of the chapter entitled “Due Diligence on Commercial Leases” in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Don G. Pescara is our Vice President - Acquisitions and has been with us since our formation. Mr. Pescara is also the Managing Director - Acquisitions for our Advisor and the Managing Director - Acquisitions for our Sponsor. Mr. Pescara has also served as Vice President - Acquisitions for Griffin Capital Essential Asset REIT II, Inc. since November 2013. Mr. Pescara is responsible for our Sponsor’s activities in the midwestern U.S. and is based in the firm’s Chicago office. Prior to joining our Sponsor in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President - Asset Management and has held that position since our formation. Ms. Treinen is also the Managing Director - Asset Management for our Advisor and the Managing Director - Asset Management for our Sponsor where she is responsible for all of the firms’ asset management activities. Ms. Treined also currently serves as Vice President - Asset Management for Griffin Capital Essential Asset REIT II, Inc., a position she has held since November 2013. Before joining our Sponsor in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an MBA degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.
Gregory M. Cazel is one of our independent directors and is the Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee and our Compensation Committee. He is also a member of the Board of Directors of Griffin Capital Essential Asset REIT II, Inc. Since May 2013, Mr. Cazel has been a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago. His responsibilities include originating both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October 2010. A10 Capital specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 29 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $4.5 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure and earning Mr. Cazel the number one ranking throughout the JP Morgan branch office system. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
Timothy J. Rohner is one of our independent directors and is the Chairman of our Audit Committee and our Compensation Committee and is a member of our Nominating and Corporate Governance Committee.  He is also a member of the Board of Directors of Griffin Capital Essential Asset REIT II, Inc. Mr. Rohner brings over 25 years of large business consulting and entrepreneurial experience to the Board.  Currently, he is a founding partner of Mpell Solutions where he is responsible for new business development, sales, and marketing.  Mpell Solutions is a promotional marketing company that specializes in designing and operating consumer promotion programs for large and medium size companies.  Prior to founding Mpell Solutions in September 2005, beginning in August 2002, Mr. Rohner was a founding partner of Leucadia Ventures, an early stage venture investment and advisory firm. Mr. Rohner was a business and technology consultant for Diamond Management and Technology Consultants, McKinsey & Co, and Accenture from 1984 to 2002.  At each company, he advised senior management on issues related to business strategy, technology strategy, operational efficiency, and organizational effectiveness.  He is the co-author of The Venture Imperative, published by the Harvard Business School Press in 2002.  Mr. Rohner is a certified public accountant and holds a B.S. in Finance from the University of Illinois.

STOCK OWNERSHIP
Beneficial Ownership of the Company’s Stock
The following table sets forth, as of March 31, 2014, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 98,102,029 shares of common stock outstanding as of March 31, 2014.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		Percentage of Class
Griffin Capital Essential Asset Advisor, LLC	100		*
Kevin A. Shields, Chairman of the Board of Directors and Chief Executive Officer(3)	100		*
David C. Rupert, President	0		—
Michael J. Escalante, Vice President and Chief Investment Officer	3,670		*
Joseph E. Miller, Chief Financial Officer and Treasurer	1,121		*
Mary P. Higgins, Vice President, General Counsel and Secretary	0		—
Don G. Pescara, Vice President - Acquisitions	0		—
Julie A. Treinen, Vice President - Asset Management	3,353		*
Gregory M. Cazel, independent director	10,404	(4)	*
Timothy J. Rohner, independent director	20,190	(4)	*
All directors and executive officers as a group	38,788		*
* Represents less than 1% of our outstanding common stock as of March 31, 2014.

(1)	The address of each beneficial owner listed is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2014. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Includes 100 shares owned by Griffin Capital Essential Asset Advisor, LLC, which is indirectly owned and controlled by Mr. Shields.

(4)
Each independent director was awarded 5,000 shares of restricted stock on March 3, 2014, which are fully vested. The amounts listed include all shares of restricted stock that have vested as of March 31, 2014 or will vest within 60 days of such date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year-ended December 31, 2013 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2013, except that Mr. Miller and Ms. Treinen did not timely file Forms 4 related to a purchase each of them made in 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Certain of our executive officers and one of our directors hold ownership interests in and are officers of our Sponsor, our Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities, including Griffin-American Healthcare REIT II, Inc., a publicly registered, non-traded REIT co-sponsored by our Sponsor and for which our Dealer Manager served as dealer manager, Griffin-American Healthcare REIT III, Inc., a publicly registered, non-traded REIT co-sponsored by our Sponsor and for which our Dealer Manager serves as dealer manager, and Griffin Capital Essential Asset REIT II, Inc., a newly formed company in registration with the Securities and Exchange Commission that expects to be a public non-traded REIT sponsored by our Sponsor and for which our Dealer Manager will serve as dealer manager; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Dealer Manager and Property Manager.
Our independent directors reviewed the material transactions between us and our affiliates during the year ended December 31, 2013. As described in more detail below, we are currently a party to three types of agreements giving rise to material transactions between us and our affiliates: our Advisory Agreement; our Property Management Agreements, and our Dealer Manager Agreement. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.
Advisory Agreement
Our Advisor is Griffin Capital Essential Asset Advisor, LLC. Our Advisor was formed in Delaware on August 27, 2008 and is owned by our Sponsor. All of our officers and one of our directors are also officers of our Advisor. Our Advisor has contractual responsibility to us and our stockholders pursuant to the Advisory Agreement.
Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement.
Many of the services to be performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our Advisor will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.
The term of our Advisory Agreement is one year and will end on November 10, 2014, but may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the Advisory Agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. Additionally, either party may terminate the Advisory Agreement without penalty upon 60 days’ written notice. Upon a termination of the Advisory Agreement, unless such termination is made by us because of a material breach of the Advisory Agreement by our Advisor as a result of willful or intentional misconduct or bad faith on behalf of our Advisor, we may be required to pay our Advisor substantial fees in the form of a subordinated performance fee due upon termination. If we elect to terminate the agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our Advisory Agreement, our Advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.
Our Advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our Advisor has the right to assign the Advisory Agreement to an affiliate subject to approval by our independent directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
Our Advisor will be entitled to receive various fees and expenses under the terms of the Advisory Agreement. Generally, we are required under the Advisory Agreement to reimburse our Advisor for organization and offering costs up to 3.5% of the gross offering proceeds from a completed public offering (the “Public Offering”); provided, however, our Advisor must reimburse us within 60 days after the end of the month in which our Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Public Offering.
The Advisory Agreement also requires our Advisor to reimburse us within 60 days after the end of the month in which a public offering terminates, to the extent that organization and offering expenses, including sales commissions and Dealer Manager fees, are in excess of 15% of gross proceeds from our Public Offering. Our Advisor receives acquisition fees equal to 2.5% of the contract purchase price of each property we acquire plus reimbursement of acquisition expenses.
Our Advisor also receives a monthly asset management fee for managing our assets equal to an annual fee of 0.75% of the aggregate asset value of our assets. Under the Advisory Agreement, our Advisor receives a disposition fee up to 3% of the contract sale price for each property we sell as long as our Advisor provides a substantial amount of services in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property. There were no disposition fees for the year ended December 31, 2013. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national securities exchange, or (2) in the alternative we terminate the Advisory Agreement or liquidate our portfolio. There were no subordination fees for the year ended December 31, 2013.
The Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our Advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. For the year ended December 31, 2013 our expenses were within such limits.
Property Management Agreements
Griffin Capital Essential Asset Property Management, LLC, our Property Manager, is wholly owned by Griffin Capital Property Management, LLC. Our Sponsor, Griffin Capital Corporation, is the sole member of Griffin Capital Property Management, LLC. Our Property Manager manages our properties pursuant to our Property Management Agreements.
Pursuant to our Property Management Agreements with our Property Manager, we will pay the Property Manager up to 3% of the gross monthly income collected from each property it manages for the preceding month. Our Property Manager may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. In the event that a certain lease provides for a property management fee in excess of 3%, our Property Manager will be entitled to collect a fee based on the allowed percentage of the gross monthly income collected. In the event that we contract directly with a non-affiliated third-party property manager with respect to a particular property, we will pay our Property Manager an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee to the property manager and an oversight fee to our Property Manager with respect to a particular property.
In addition, we may pay our Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Further, although a substantial majority of the properties that we intend to acquire are leased under net leases in which we may be responsible for tenant improvements, we may also pay our Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we are responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The construction management fee will equal 5% of the cost of improvements if the cost is less than or equal to $100,000 and will equal 3% of the cost of improvements if the cost is greater than $100,000.
All costs and expenses incurred by our Property Manager on our behalf in fulfilling its duties to us under the Property Management Agreements are to be paid out of an account that is fully funded by us, or paid directly by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our Property Manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our Property Manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.
We anticipate that the Property Management Agreements with our Property Manager will have terms of one year and shall be automatically extended for additional one-year periods unless we or our Property Manager give sixty (60) days’ prior written notice of such party’s intention to terminate a Property Management Agreement. Under the Property Management Agreements, our Property Manager is not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our Sponsor or its affiliates.
Dealer Manager Agreement
Griffin Capital Securities, Inc., our Dealer Manager, is an affiliate of our Advisor and wholly-owned by our Sponsor.
Our Dealer Manager provides wholesaling, sales promotional and marketing services to us in connection with our public offering. Specifically, our Dealer Manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our Dealer Manager oversees participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds.
Our Dealer Manager is entitled to receive a sales commission of up to 7.0% of gross proceeds from sales in the Public Offering and a Dealer Manager fee equal to up to 3.0% of gross proceeds from sales in the Public Offering. Our Dealer Manager has entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of the 3.0% Dealer Manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses.
We also pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our Dealer Manager) for bona fide due diligence expenses incurred by our Dealer Manager and such participating broker-dealers. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to our Dealer Manager and participating broker-dealers.
Fees Paid to Our Affiliates
Pursuant to the agreements discussed above, the following summarizes the related party costs incurred, paid and payable as of and for the year ended December 31, 2013:

	Year Ended December 31, 2013
	Incurred	Paid	Payable/ (Receivable)
Advisor and Property Manager Fees:
Acquisition fees and expenses	24,849,257	22,931,203	1,918,054
Operating expenses	584,043	549,660	151,519
Asset management fees	4,317,544	3,786,434	726,815
Property management fees	1,838,574	1,942,864	(33,605)
Costs advanced by the Advisor	2,356,945	2,214,800	279,570
Dealer Manager Fees	10,959,027	10,886,184	97,030
Total	$44,905,390	$42,311,145	$3,139,383

PROPOSALS ON WHICH YOU MAY VOTE
WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.2VOTEPROXY.COM/GRIFFIN OR VIA TELEPHONE AT 1-800-830-3542.
YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.
PROPOSAL 1. ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2015 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors has nominated the following people for re-election as directors:

•	Kevin A. Shields

•	Gregory M. Cazel

•	Timothy J. Rohner
Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 13 through 16.
If any nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required
Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.
Recommendation
Each of the three nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically strike from the list provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.
Our board of directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has appointed Ernst & Young to be our independent registered public accounting firm for the year ending December 31, 2014. A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.
Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.
Vote Required
The appointment of Ernst & Young as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event that this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.
Recommendation
Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2014.
STOCKHOLDER PROPOSALS
Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Chief Financial Officer and Treasurer, Joseph E. Miller, at our offices no later than December 26, 2014 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, our bylaws require that the stockholder give advance written notice to our Chief Financial Officer and Treasurer, Joseph E. Miller, no earlier than December 26, 2014 and no later than January 25, 2015. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Appendix “A”

AUDIT COMMITTEE CHARTER
OF
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Amended and Restated as of October 30, 2013

I.	PURPOSE

The Audit Committee’s primary purpose is to (A) assist the Board of Directors (the “Board”) of Griffin Capital Essential Asset REIT, Inc. (the “Company”) in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company’s financial statements and other financial information to be provided to the stockholders and others; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the system of internal controls which management of the Company has established; (iv) the qualifications and independence of the Company’s independent auditor; (v) the performance of the Company’s internal audit function and independent auditors; and (vi) the Company’s audit and financial reporting processes; and (B) prepare the audit committee reports that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement or other disclosure documents. In performing these functions, the Audit Committee shall maintain free and open communications among the Board of Directors, the Company’s independent auditors and the Company’s management.
The Audit Committee will fulfill this purpose primarily by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of at least two of the independent members of the Company’s Board (as defined in the Company’s Articles of Amendment and Restatement, as amended), each of whom must satisfy any applicable laws, rules and regulations governing independence, as determined from time to time by the Company’s Board of Directors.
All members of the Audit Committee shall satisfy the SEC requirement regarding their level of financial “literacy” or “sophistication.” At least one member of the Audit Committee shall have the qualifications of an “audit committee financial expert” as defined in the SEC rules and as determined in the judgment of the Board with reference to applicable law.
The members of the Audit Committee are appointed by the Board and shall serve until their successors are appointed or duly elected and qualified. The Board shall, or shall delegate to the members of the Audit Committee the responsibility to, designate one member of the Audit Committee to serve as chairman of the Audit Committee. Any member of the Audit Committee must inform the Board if he or she serves on the audit committee of two or more public companies (other than this company and its subsidiaries), and the Board must affirmatively determine that such service does not impair the ability of such member to serve effectively on the Audit Committee in order for that member to continue to serve on the Audit Committee.

III.	MEETINGS

The Audit Committee shall meet on a regular basis no less frequently than four times a year, on a quarterly basis, and shall hold such special meetings as circumstances may require. All Audit Committee members are expected to attend each meeting, in person or via tele- or video-conference. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Audit Committee should be recorded by the secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting.

IV.	AUTHORITY AND RESPONSIBILITIES

The Audit Committee’s authority and responsibilities are set forth below.
Regarding its relationship with the independent auditors, the Audit Committee shall:

1.
Appoint, compensate, oversee, retain, discharge and replace the independent auditors of the Company, or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor and any other such registered public accounting firm shall report directly to the Audit Committee.

2.
Preapprove all auditing services performed for the Company by the independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in accordance with applicable law.

3.
Have the authority to form and delegate authority to subcommittees consisting of one or more members of the Audit Committee, including the authority to grant preapprovals of audit and permitted non-audit services; provided however, that decisions of subcommittees to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

4.	Establish policies for the Company’s hiring of employees or former employees of the independent auditors.

5.
Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of their audits.

6.
Ensure that less than 50% of the audit work (by percentage of hours) by the independent auditors for the most recent fiscal year was performed by persons who were not the auditor’s full-time, permanent employees (if this percentage is greater than 50%, then disclosure is required in the Company’s proxy statement).

7.
Review with the independent auditors any audit problems or difficulties, and management’s response thereto, and resolve any disagreements between management and the independent auditor regarding financial reporting.

8.
Obtain and review an annual report from the independent auditors describing (i) the auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or by a peer review, or by any inquiry or investigation by governmental or professional authorities within the last five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues, and (iii) all relationships between the auditor and the Company. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with federal securities laws.

Regarding financial reporting and disclosure matters, the Audit Committee shall:

9.
Ensure that the independent auditor files a report with the Audit Committee (prior to the filing of the audit report with the SEC in the Annual Report on Form 10-K), which states (i) all critical accounting policies to be used by the Company, (ii) all alternative treatments of financial information within GAAP that have been discussed with management of the Company, the ramifications of these disclosures, and the treatment preferred by the auditor, and (iii) any other material written communications between the auditor and Company management.

10.	Review the Company’s annual audited financial statements and discuss such audited financial statements with management and the independent auditor.

11.	Discuss at least annually with the independent auditor the matters required to be discussed pursuant to Statements on Auditing Standards No. 61.

12.
On an annual basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with applicable standards of the Public Accounting Oversight Board, and review and discuss with the auditors all significant relationships the auditors have with the Company to determine the independence of the auditors.

13.
Based upon the review and discussion of the financial statements with the independent auditor, recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

14.
Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Form 10-K and Form 10-Q.

15.	Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s Annual Report on Form 10-K prior to filing with the SEC.

16.
Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s quarterly financial statements and each of the Company’s Quarterly Reports on Form 10-Q prior to filing with the SEC.

17.
Review and discuss with management the Company’s earnings and dividend press releases, as well as financial information, earnings or dividend guidance provided to the analysts and rating agencies (if applicable). Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types made.

18.
Review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

19.
Review and approve the table in the Company’s annual meeting proxy statement disclosing the audit fees, audit-related fees, tax fees, and all other fees billed for each of the last two fiscal years for services rendered by the independent auditor.

20.	Meet separately and periodically with management, personnel responsible for the internal audit function and the independent auditors in performance of the oversight function of the Audit Committee.

21.	Prepare an Audit Committee Report to be included in the Company’s annual meeting proxy statement on an annual basis as required by federal securities laws.

22.
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

23.
Obtain quarterly assurances from management that the Company’s system of internal controls is adequate and effective. When required by applicable SEC rules, obtain annually a report from the independent auditor, with attestation, regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

24.
Approve appropriate amounts payable (i) to the independent auditors or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) to any advisers employed by the Audit Committee, and (iii) for ordinary administrative expenses of the Audit Committee that maybe necessary or appropriate to carry out its duties.

25.
Report regularly to the Board on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the Company’s internal audit function.

26.	The Committee should also review:

•
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•
the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

Regarding ethical and legal compliance, internal audit function, and other issues, the Audit Committee shall:

27.	Review the Company’s code of business conduct and ethics periodically and discuss with management the procedures in place to enforce it.

28.
Establish appropriate processes and procedures surrounding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

29.	Review and discuss with management of the Company, Company policies with respect to risk assessment and risk management.

30.	Review and approve in advance all related-party transactions.

31.
At least annually, evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan to determine whether the Company’s internal audit function provides management and the Audit Committee with ongoing assessments of the Company’s risk management and procedures and systems of internal controls.

32.	Have the authority to retain independent counsel and other advisers, as it determines necessary to carry out its duties.

33.	Have the authority and power to investigate any matter brought to its attention with full access to the books, records and personnel necessary to carry out its responsibilities.

34.	Perform at least annually a self-evaluation of the Audit Committee to ensure that it is functioning properly and otherwise carrying out its responsibilities.

35.
Perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, the Company’s Bylaws, SEC Rules and other governing law, as the Audit Committee or the Board deems necessary or appropriate.

36.
Review this Charter at least annually and recommend any changes to the Board of Directors. If a revision to the Charter is proposed, such revision shall be presented to the Board after consultation and review with the Company’s corporate counsel.

37.
Invite, and hear from time to time, a report from the Company’s general counsel or outside counsel on legal issues and actions involving the Company and any material reports or inquiries received from regulators or governmental agencies that may have a material impact on the Company’s financial statements, compliance policies and practices.

V.	LIMITATION ON AUDIT COMMITTEE’S RESPONSIBILITIES
It is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of senior management of the Company to determine the appropriate level of the Company’s exposure to risk.

VI.	ENGAGEMENT OF ADVISORS
The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the independent registered public accountants, independent counsel and any other advisors employed by the Audit Committee. Any payment or commitment, other than in respect of the Company’s independent registered public accountants, that involves $50,000 or more shall require prior approval of the Board.

Appendix “B”
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Adopted as of December 1, 2009
PURPOSE AND RESPONSIBILITIES
The Nominating and Corporate Governance Committee (the “Committee”) is intended to assist the Board of Directors (the “Board”) of Griffin Capital Essential Asset REIT, Inc. (the “Company”) in fulfilling its oversight responsibilities under Maryland law. As such, the Committee shall have four primary responsibilities.
First, the Committee shall be responsible for identifying individuals qualified to serve on the Board, consistent with criteria approved by the Board, and recommending that the Board select a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, in accordance with the Company’s articles of amendment and restatement, as amended (the “Charter”) and Bylaws and with Maryland law.
Second, the Committee shall be responsible for developing and recommending to the Board a set of corporate governance policies and principles to be applicable to the Company. It shall also be the task of the Committee to periodically re-evaluate such policies and guidelines for the purpose of suggesting amendments to them if appropriate.
Third, the Committee shall oversee an annual evaluation of the Board and each of the committees of the Board.
Fourth, the Committee shall be responsible for considering and acting upon any conflicts of interest-related matter as required by the Company’s Charter or otherwise permitted by the Maryland General Corporation Law (the “MGCL”) where the exercise of independent judgment by any of the Company’s directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving the Company’s advisor or its affiliates.
COMPOSITION OF THE COMMITTEE
The membership of the Committee shall consist of two or more directors, each of whom shall be an independent director, qualifying as such under the Charter. Each member of the Committee shall be appointed by the Board on the recommendation of the then current Committee. The chairperson of the Committee shall be designated by the Board or if such designation is not made, the members may designate a chairperson by majority vote of the full Committee. The Board may, at any time, remove one or more directors as members of the Committee and may fill any vacancy on the Committee. Members of the Committee shall be elected annually by the Board and shall hold office until the earlier of (i) the election of their respective successors, (ii) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death) or (iii) their resignation from the Committee. The Committee may form and delegate authority to subcommittees as appropriate.
OPERATIONS OF THE COMMITTEE
Nominating Function
At least annually, the Committee shall review with the Board the appropriate skills and characteristics required of Board members. The full Board shall remain responsible for selecting nominees and recommending them for election by the stockholders. The Committee is responsible for developing and implementing the screening process necessary to identify qualified candidates. As a part of its screening process, the Committee shall:

•	evaluate the qualifications of candidates for the Board, in light of the criteria approved by the Board;

•
evaluate a candidate’s independence from the Company’s management and other principal service providers and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

•	consider candidates proposed by management of the Company, by directors or by stockholders, in accordance with procedures established by the Committee from time to time.
The Committee may determine, from time to time, the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board. The Committee has the sole authority to retain, at Company expense, and terminate any such search firm or consultant, including sole authority to approve the fees to be paid to such firm or consultant and all other retention terms.
On an annual basis, the Committee shall evaluate the membership of the committees of the Board. The Committee shall provide to the full Board the results of its evaluation, together with the Committee’s recommendation as to committee membership during the upcoming year, for consideration by the Board in connection with the annual committee appointment process. In the event of a vacancy on any of the committees of the Board, the Committee shall provide its recommendation regarding a replacement committee member to the full Board.
Corporate Governance Function
Simultaneous with the adoption of this charter, the Committee shall, with the assistance of the Company’s outside counsel, develop and recommend a set of formal, written guidelines for corporate governance, which shall be presented to the full Board for consideration and adoption.
The Committee shall, from time to time, review the governance structures and procedures of the Company and suggest improvements thereto to the full Board of Directors. Such improvements, if adopted by the full Board, shall be incorporated into the written guidelines.
Annual Evaluation Function
The Committee shall conduct an annual evaluation of its performance. Additionally, the Committee shall oversee an annual evaluation of the Board and each of the other committees of the Board.
Conflict Resolution Function
The Committee shall consider and act upon any conflicts of interest-related matter required by the Company’s Charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of the Company’s directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving the Company’s advisor or its affiliates.
Among the conflicts of interest-related matters that the Committee is expected to act upon are:

•	the continuation, renewal or enforcement of agreements with the Advisor and its Affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with Affiliates;

•	whether and when the Company seeks to list its shares of common stock on a national securities exchange;

•	whether and when the Company seeks to sell its properties and liquidate;

•	whether and when the Company or its assets are merged, reorganized or otherwise transferred to another entity; and

•	whether and when the Company seeks to otherwise create a liquidity event for its stockholders.
Other Activities
The Committee shall perform any other activities consistent with this charter, the Company’s Charter and Bylaws and governing law as the Board deems appropriate.

COMMITTEE MEETINGS
The Committee shall meet at least two times per year. Other meetings may be held at the discretion of the chairperson of the Committee. Minutes of each of these meetings shall be kept.

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT

P.O. BOX 55909
BOSTON, MA 02205-5909

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/griffin**. Follow the on-line instructions. If you vote by internet, you do **not** have to return your paper ballot. Vote by Internet deadline June 11, 2014 at 11:59 p.m. (PDT)

Vote by Phone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do **not** have to return your paper ballot. Vote by Telephone deadline June 11, 2014 at 11:59 p.m. (PDT)

Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage-paid return envelope. Completed proxy cards must be received by June 11, 2014

If Voting by Mail
Remember to **sign** and **date** ballot below.

Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope.

PROXY TABULATOR
P.O. BOX 55909
BOSTON, MA 02205-9100

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY JUNE 11, 2014

The undersigned stockholder of Griffin Capital Essential Asset REIT, Inc., a Maryland corporation, hereby appoints Joseph E. Miller and Mary P. Higgins, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2014 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT, Inc. to be held on June 12, 2014 at 10:00 A.M. (PDT), at the offices of Griffin Capital Essential Asset REIT, Inc., Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin Capital Essential Asset REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR ALL" the nominees named in Item 1 and "FOR" Item 2.

Important Notice Regarding the Availability of Proxy Materials for the Griffin Capital Essential Asset REIT, Inc. Annual Meeting of Stockholders to be held on June 12, 2014. The Annual Report and Proxy Statement for this meeting are available at: http://www.2voteproxy.com/griffin.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.

Signature(s) ____________________

Signature(s) ____________________

Date: ____________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES NAMED IN ITEM 1 AND "FOR" ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

Please mark box(es) as shown in this example. X

1. For the election of Kevin A. Shields, Gregory M. Cazel and Timothy J. Rohner to serve as directors until the Annual Meeting of Griffin Capital Essential Asset REIT, Inc. to be held in the year 2015 and until their successors are elected and qualified.

(1) Kevin A Shields (2) Gregory M Cazel (3) Timothy J Rohner

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
1	☐	☐	☐

*To **Withhold authority** to vote for any individual Nominee(s) write the number(s) of the nominee(s) in the box below.

	FOR	AGAINST	ABSTAIN
2	☐	☐	☐

IN THEIR DISCRETION, to act upon such other business as may properly come before the Annual Meeting of Stockholder or any adjustment or postponement thereof.